Exhibit 99.3 First Quarter 2020 Earnings May 7, 2020 Earnings Call Presentation – 1Q 2020

Preliminary Matters Cautionary Statements Regarding Forward-Looking Information This presentation may contain or incorporate by reference information that includes or is based on forward-looking statements within the meaning of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events and can be identified by the fact that they relate to future actions, performance or results rather than strictly to historical or current facts. Any or all forward-looking statements may turn out to be wrong, and, accordingly, readers are cautioned not to place undue reliance on such statements, which speak only as of the date of this presentation. Forward-looking statements involve a number of risks and uncertainties that are difficult to predict and are not guarantees of future performance. Among the general factors that could cause actual results and financial condition to differ materially from estimated results and financial condition are those factors listed in periodic reports filed by Kemper Corporation with the Securities and Exchange Commission (“SEC”). The COVID-19 outbreak and subsequent global pandemic (“Pandemic”) is an extraordinary event that creates unique uncertainties and risks. Kemper cannot provide any assurances as to the impacts of the Pandemic and related economic conditions on the Company’s operating and financial results. No assurances can be given that the results and financial condition contemplated in any forward-looking statements will be achieved or will be achieved in any particular timetable. Kemper assumes no obligation to publicly correct or update any forward-looking statements as a result of events or developments subsequent to the date of this presentation, including any such statements related to the Pandemic. The reader is advised, however, to consult any further disclosures Kemper makes on related subjects in its filings with the SEC. Non-GAAP Financial Measures This presentation contains non-GAAP financial measures that the company believes are meaningful to investors. Non-GAAP financial measures have been reconciled to the most comparable GAAP financial measure. Earnings Call Presentation – 1Q 2020 2

Commitment to COVID-19 Relief

Solid operating model and financial strength enable ongoing commitment to those we serve

Focused on three guiding principles:

1. Protect the health and safety of our customers, agents, employees, and partners.
2. Take responsible actions to mitigate risk and "flatten the curve."
3. Preserve our ability to deliver on our promises to our stakeholders.

Customers and Agents

- Offering flexible payment options for customers experiencing financial strain due to the pandemic.
- Ensuring health and safety of home service agents and customers by providing contactless options for premium payments.
- Providing a 15% credit to our auto policyholders toward April and May premiums; totaling approximately $100 million.

Employees

- Within days, nearly 95% of our workforce was transitioned to work remotely while upholding all service levels.
- Established critical tools and resources to enable improved remote working.
- Taking additional precautions to protect the health and safety of in-office employees.
- Cleaning offices in accordance with CDC guidelines.
- Expanded employee assistance program resources.

Community

- $1 million to organizations focused on COVID-19 relief:
  - ✓ $200k to Feeding America's COVID-19 Response Fund.
  - ✓ $200k to Direct Relief's campaign to provide personal protective equipment and essential medical items to COVID-19 health workers.
  - ✓ Matching employee contributions up to $100k.
  - ✓ Remaining funds distributed to organizations supporting COVID relief efforts over 2020.

Well-positioned to meet policyholder and shareholder obligations, and weather the COVID-19 storm

KEMPER

Earnings Call Presentation – 1Q 2020

3

Create Long-Term Shareholder Value Leverage competitive advantages to grow returns and BVPS1 over time Diversified sources of earnings; Sustainable competitive Growing returns Strong capital/liquidity advantages and build and book value per positions; core capabilities share over time Disciplined approach to capital management Strategic focus: Consumer-related businesses with opportunities that: • Target niche markets • Have limited, weak or unfocused competition • Require unique expertise (underwriting, claim, distribution, analytics and other) Deliver low double-digit ROE2 over time ¹ Book value per share Earnings Call Presentation – 1Q 2020 2 Return on equity 4

First Quarter 2020 Highlights

Operating model and strong balance sheet enable us to be a source of strength for all stakeholders

Shareholder Value Creation

Continued double-digit return on equity and adjusted consolidated net op. EPS growth

- Top line remained solid at 9% in the quarter
- Net income of $64 million and adjusted consolidated net operating income of $163 million
- Earnings per share of $0.95, on a diluted basis; solid results in a challenging period
- Adjusted consolidated net operating EPS[1] increased 62% from $1.50 to $2.43
- 11.8% ROAE[2] and 19.5% ROAE[2], ex. net unrealized gains on fixed maturities and goodwill[1]
- Strong balance sheet and capital structure with no near-term debt maturities

1st Quarter Operating Performance

Specialty P&C performance with continued stable L&H results

- Specialty P&C written premiums increased by $102 million, or 13%, benefitting from accelerating and diversified geographic growth, at an underlying combined ratio[1] of 93.9% as reported or 93.1%, as adjusted [1]
- Preferred segment income increased due to a broad array of profit improvement actions taken in both our auto and home books resulting in lower overall loss activity
- Life & Health results continue to provide cash flow and diversification benefits

Financial Strength

Strong capital position; significant financial flexibility

- S&P upgrade of our key financial strength ratings to 'A' and holding company senior debt ratings to 'BBB' in February is further recognition of improved performance, strong capitalization and stable life earnings
- Debt-to-capital ratio of 17.1%; $871 million of available committed contingent liquidity
- Repurchased shares worth $110 million, roughly equal to the shares issued upon redemption of the hybrid notes in 2019 and the net CSC judgment fully paid in Q1'20

KEMPER

[1] Non-GAAP financial measure; please see reconciliation in appendix on pages 23-32
[2] Return on average shareholders' equity (5-point average)

Earnings Call Presentation – 1Q 2020 | 5

First Quarter Highlights Strategy continued to yield strong results As Adjusted As Reported for Acquisition (1) Quarter Ended Quarter Ended Change Change Mar 31, from 1Q’19 Mar 31, from 1Q’19 (Dollars in millions, except per share amounts) 2020 (%) 2020 (%) Net Income $64 (59%) $68 (56%) Adjusted Consolidated Net Operating Income (1) $163 65% $167 72% Per Share Net Income - Diluted $0.95 (61%) $1.02 (56%) Adj. Consolidated Net Operating Income - Diluted (1) $2.43 62% $2.50 69% 69% increase in adjusted consolidated net operating income (adjusted for acquisition) 1 Non-GAAP financial measure; see reconciliation in appendix on page 23-32 Earnings Call Presentation – 1Q 2020 6

Operating Performance

Continued to produce strong operating income

Dollars per Unrestricted Share - Diluted	Mar. 31, 2020	Dec. 31, 2019	Sep. 30, 2019	Jun. 30, 2019	Mar. 31, 2019	Variance QoQ
	Three Months Ended, As Reported					
Income from Continuing Operations	**$ 0.95**	**$ 1.85**	**$ 1.91**	**$ 1.84**	**$ 2.35**	**(1.40)**
(Income) Loss from Change in FV of Equity & Convertible Securities	1.39	(0.46)	(0.11)	(0.30)	(0.77)	2.16
Investment Related (Gains)/Losses	(0.19)	(0.03)	(0.02)	(0.25)	(0.19)	-
Net Impairment Losses	0.14	0.02	0.02	0.08	0.04	0.10
Acquisition Related Transaction, Integration & Other Costs	0.14	0.07	0.06	0.01	0.07	0.07
Loss from Early Extinguishment of Debt	-	-	0.07	-	-	-
Adj. Consolidated Net Operating Income[1]	**2.43**	**1.45**	**1.93**	**1.38**	**1.50**	**0.93**
Sources of Volatility:						
Income (Loss) After-Tax From:						
Catastrophes	(0.07)	(0.19)	(0.17)	(0.34)	(0.21)	0.14
Prior-year Reserve Development	(0.01)	0.18	0.24	0.16	0.26	(0.27)
Alternative Investment Income	0.07	0.07	0.08	0.09	(0.01)	0.08
Partial Satisfaction of Judgment	1.05	-	-	0.24	-	1.05
Sale of Classic Collectors Auto Business	-	-	0.04	-	-	-
Refinement of CEI Estimate	0.05	0.07	0.18	-	-	0.05
Impact of Purchase Accounting	(0.07)	(0.07)	(0.09)	(0.06)	0.03	(0.10)
Total from Sources of Volatility	$ 1.02	$ 0.06	$ 0.28	$ 0.09	$ 0.07	$ 0.95

Results indicate the business continues to perform well with solid financial results

[1] Non-GAAP financial measure; see reconciliation in appendix pages 23-32

KEMPER

Earnings Call Presentation – 1Q 2020 | 7

Strong Balance Sheet and Capital Position with Ample Liquidity Strong balance sheet with returns and capital generation in excess of long-term targets Strong Parent Company Liquidity Risk-Based Capital Ratios $867 $871 Life & Health P&C¹ (%) (MM) $741 $684 $641 $582 $400 $385 $660 $672 $385 $540 415 430 410 375 355365 350 $341 $299 330 335 290 285 310 $197 $101 $207 $199 2015 2016 2017 2018 2019 1Q20 Borrowings available under credit agreement & from subs 2015 2016 2017 2018 2019 1Q20E HoldCo Cash & Investments ¹Excludes Alliance United Cash Flow from Operating Activities Debt-to-Capital <30% 27.4% 27.6% 21.9% 23.0% (MM) 16.4% 17.1% Debt $539 $538 $215 $241 $241 $62 2015 2016 2017 2018 2019 1Q20 2015 2016 2017 2018 2019 1Q20 Total Capitalization $2.7B $2.7B $2.7B $4.0B $4.8B $4.5B Balance sheet well positioned to meet operating capital and liquidity needs Earnings Call Presentation – 1Q 2020 8

Capital Generation Metrics Operating and financial model built to provide strong growth through economic cycles Total Adjusted Return of BVPS Ex. Unrealized Gains on Fixed Maturities and Goodwill Growth 34% $40.27 $40.70 $38.43 • Mark-to-market $36.46 $33.42 impacts from equity $31.21 $29.66 $31.10 market volatility offset solid operating results 2016 2017 2018 1Q19 2Q19 3Q19 4Q19 1Q20 Book Value Per Share ex. Goodwill and Unrealized¹ Cumulative Dividends Per Share Paid Return on Shareholders’ Equity 24.7% • Return levels remain strong 19.9% 20.3% 19.5% 16.6% • ROATCE measure appropriately captures 11.4% 16.3% 8.0% 13.3% 13.1% 13.1% how investors are 11.4% compensated for 8.3% 1.1% 6.6% intangibles 0.9% 2016 2017 2018 1Q19 2Q19 3Q19 4Q19 1Q20 ROATCE2 ROE ex. Unrealized Gains on Fixed Maturities 3 ¹ Non-GAAP financial measure; please see reconciliation in appendix on pages 23-32 2 Return on average tangible common equity (rolling 5 point avg.); please see reconciliation in appendix on pages 23-32 Earnings Call Presentation – 1Q 2020 9 3 Return on average shareholders equity excluding unrealized gains on fixed maturities (rolling 5 point avg.); please see reconciliation in appendix on pages 23-32

High Quality & Diversified Portfolio with Consistent Returns Stable Net Investment Income 2 Overview • Investment portfolio continues to be well $98 $95 $84 $98 $86 diversified and expected to continue to (MM) $8 $7 $6 meet business requirements through $6 economic cycles • COLI income included in Core Portfolio Net $92 $85 $90 $89 $80 Investment Income and pre-tax equivalent book yield 1Q19 2Q19 3Q19 4Q19 1Q20 Core Portfolio Alternative Inv. Portfolio Diversified & Highly-Rated Portfolio Pre-Tax Equiv. Annualized Book Yield 2 Portfolio Composition Fixed Maturity Ratings Other ≤ CCC Short-term B / BB Alternatives¹ Corporates 9% 2% 4.7% 4.6% Equity¹ 6% 4.2% 4.4% 4.0% 4%2% 5% 29% U.S. 9% 53% BBB 1Q19 2Q19 3Q19 4Q19 1Q20 Gov’t 64% 17% A or Higher States/ • Portfolio creates consistent yields Munis $8.9 Billion $7.0 Billion ¹ Equity securities excludes $269 million of Other Equity Interests of LP/LLC’s that have been reclassified into Alternative Investments Earnings Call Presentation – 1Q 2020 10 2 Please see reconciliation of COLI’s inclusion in net investment income on page 25

Exposure to COVID-19 Impacted Categories (as of 3/31/2020) Fixed income exposure to COVID-19 industry sectors is manageable $120 1.54% 1.6% $100 1.4% 1.2% $80 0.92% 1.0% 0.86% $60 0.73% $108 0.8% 0.54% $40 0.6% $ Amount (MM) $ Amount $64 $60 0.35% 0.34% $51 0.31% 0.29% 0.4% $20 $38 0.07% 0.05% 0.01% Portfolio Maturity % Fixed of $25 0.13% 0.02% 0.2% $24 $22 $21 $5 $9 $3 $1 $0 $1 0.0% Exposure to COVID-19 sectors is well diversified across high quality assets; Less than 1% of fixed maturity portfolio are in COVID-19 sectors as high yield Earnings Call Presentation – 1Q 2020 11

Fixed Maturities Below Investment Grade Portfolio of $433 Million Below investment grade portfolio is diversified across different asset types $180 2.5% 2.31% $160 2.0% $140 $120 1.58% 1.5% $100 1.07% $80 $162 G $ Amount (MM) $ GAmount - 1.0% $60 $111 0.69% Below I % of Fixed Maturity Portfolio Maturity % Fixed of $40 $75 0.5% 0.33% $20 $48 0.06% 0.11% $23 0.01% $4 $1 $0 $8 0.0% Private Private CLO Public Munis Private Foreign Non-Agency Senior Junior Corp Corp Government MBS Below investment grade portfolio represents roughly 5% of our fixed maturities portfolio Earnings Call Presentation – 1Q 2020 12

Composition of $594 Million CLO Holdings (as of 3/31/2020) CLOs represent 7% of investment holdings $450 80.0% 69.3% $400 70.0% $350 60.0% $300 50.0% $250 40.0% $411 $ Amount (MM) $ Amount $200 % of CLO %Portfolio CLO of 30.0% $150 20.0% $100 14.2% 11.6% $50 10.0% $84 $69 2.3% 2.7% $0 $14 $16 0.0% AAA AA A BBB High Yield Well-diversified CLO book with 83% of holdings classified ‘A’ or higher Earnings Call Presentation – 1Q 2020 13

Alternative Investment Portfolio of $522 Million (as of 3/31/2020) Portfolio is highly diversified with strategies focused on private credit, private equity and hedge funds Private Credit 4% of total investments (65% of Alts portfolio) $68.3 Consists of 100+ funds and investments with over 1,800 underlying portfolio companies Private Equity ~ 1% of total investments (22% of Alts portfolio) $115.4 Consists of 70+ funds and investments with over $338.1 350+ underlying portfolio companies Hedge Funds < 1% of total investments (13% of Alts portfolio) Diversified in strategies with focus on minimum correlation to public markets and additional liquidity relative to Private Credit and Private Equity strategies Private Credit Private Equity Hedge Funds Alternative investment portfolio is 6% of total investments and diversified across underlying investment strategies with primary focus on current income generation Earnings Call Presentation – 1Q 2020 14

Specialty Property & Casualty Insurance Segment[1]

Solid Specialty P&C growth with strong margins and continued geographic expansion

Key Highlights

- 9.5% growth in policies in-force, or 10% excluding Classic Collectors, compared to 1Q'19;
  - Growth is 50 basis points higher than 4Q'19
- As adj. underlying combined ratio of 93.1%
- Prior period development driven by updated view on salvage and total loss claims based on current economic environment and a one-time legal item
- Long-term growth outlook remains strong, but COVID-19 creates timing uncertainty

State Groupings	Written Premium		Population CAGR	
	TTM ($ million)	Growth y/o/y	'16-'19	Est. '20-'30
California	$2,023	6%	0.3%	0.8%
Florida / Texas	$752	23%	1.3%	1.6%
Expansion States	$188	43%	1.0%	1.1%
Other	$53	-	0.3%	0.4%
Total	$3,016	12%		
US				0.6%
Hispanic				1.6%

Key Metrics ($ in millions)	1Q'20	Change to 1Q'19
Earned Premiums	$823	12.8%
U/L Loss & LAE Ratio[2]	75.3%	90 bps
U/L Expense Ratio[2]	17.9%	30 bps
Policies In-Force (000)	1,914	9.5%
Policies In-Force ex. Classic Collectors (000)	1,879	10%



Underlying Combined Ratio[1]
(%)
92.1
92.1
93.3
92.7
90.7
92.0
93.1
92.3
93.1
93.1
1Q19
2Q19
3Q19
4Q19
1Q20
QTD
YTD

Strength of franchise continues to create value for policyholders and shareholders

[1] As adjusted[2], including legacy Infinity in all prior periods
[2] Non-GAAP financial measure; see reconciliation in appendix on pages 23-32 ; excludes impact of purchase accounting
Population growth sources include U.S. Census Bureau and The Association Institute

KEMPER Earnings Call Presentation – 1Q 2020 | 15

Preferred Property & Casualty Insurance Segment Efforts to bring the Preferred segment to target profitability are ongoing Key Highlights • Underlying combined ratio decreased 370 basis points to 92.3% for the quarter - Auto underlying loss ratio improvement driven by a broad array of profit improvement actions; overall the underlying combined ratio improved 220 basis points to 97.5% compared with the previous year’s quarter - Home & Other underlying combined ratio improvement driven by a decrease in overall loss activity in the quarter Key Metrics Change ($ in millions) 1Q’20 to 1Q’19 Underlying Combined Ratio¹ Home & Other 104.5 (%) 99.7 100.4 100.2 97.5 Earned Premiums $66 (0.4%) 89.6 85.7 83.5 83.0 82.9 Policies In-Force (000) 242 (6.0%) Auto Earned Premiums $115 0.4% 1Q19 2Q19 3Q19 4Q19 1Q20 Policies In-Force (000) 212 (7.3%) Auto Home & Other Focused efforts to reposition the business continue ¹ Non-GAAP financial measure; please see reconciliation in appendix on pages 23-32 Earnings Call Presentation – 1Q 2020 16

Life & Health Insurance Segment Life & Health Segment impacted by COVID-related items Key Highlights • Earned premiums grew 1.9% driven by continued focus on enhancements to distribution capabilities and process improvements • Net operating income impacted by pressure in global equity markets impacting net investment income, and one- time COVID-19 related-items (new sales disruption and agent commissions), offset by a refinement of CEI estimate Revenues1 Key Metrics Change ($ in millions) 1Q’20 to 1Q’19 $213 $216 $213 $214 $214 L&H (MM) $53 $54 $52 $53 $51 Net Operating Income $22.3 (3.4%) Life $160 $162 $161 $161 $163 Face Value of In-Force $19,771 0.1% Policies In-Force (000) 3,424 (3.1%) 1Q19 2Q19 3Q19 4Q19 1Q20 Earned Premiums Net Investment Income Provides diversified cash flow generation ¹ Excludes other income 2 Please see reconciliation of COLI’s inclusion in net investment income on page 25 Earnings Call Presentation – 1Q 2020 17

COVID-19 Considerations Evolving backdrop with continued volatility Specialty and Preferred Auto Business • Premium volumes to be impacted by lower new business; 15% credit for auto policyholders in April and May • Loss costs impacted by meaningful drop in frequency, likely offset by severity deterioration to a degree • Modest expense ratio pressure due to increases in bad debt and lower premium and fee volumes Life Business • New business sales suspended late March, expect gradual resumption to begin in second quarter • At this point, no meaningful information on changes to mortality and morbidity expectations Strong Capital and Liquidity Position • Strong balance sheet to weather the storm with additional contingent and committed facilities supported by systemically important institutions • No near-term or upcoming debt maturities, low fixed obligations and debt-to-capital ratio • Solid operating model to meet the needs of all of our stakeholders • High quality, well-diversified investment portfolio expected to perform through economic cycles Sound balance sheet and operating model are a source of strength for our stakeholders Earnings Call Presentation – 1Q 2020 18

Appendix Earnings Call Presentation – 1Q 2020 19

A Leading Specialized Insurer

Taking advantage of a diversified portfolio of niche businesses….

KEMPER

Founded in 1990 and headquartered in Chicago, with subsidiaries writing policies since 1911

~$13B	~6.4M	~30,000	~9,100
Assets	Policies	Agents/Brokers	Employees

KEMPER Auto

Specialty P&C insurance providing personal and commercial automobile insurance products

KEMPER Personal Insurance

Preferred personal lines insurance providing preferred automobile, homeowners and other personal insurance products

KEMPER Life & Health

Life and health insurance providing life, supplemental benefits, and other property insurance products

….to create value for all our stakeholders

KEMPER

Earnings Call Presentation – 1Q 2020 | 20

Capital Deployment Priorities Dedicated to being good stewards of capital 1. Investment in the business • Fund profitable organic growth at appropriate risk-adjusted returns • Strategic investments and acquisitions that enhance the business and meet or exceed our ROE targets over time 2. Return capital to shareholders • Repurchase shares opportunistically • Maintain competitive dividends Management and capital deployment priorities focused on maximizing shareholder value Earnings Call Presentation – 1Q 2020 21

2020 Reinsurance Program Both programs were renewed with no significant change Catastrophe Reinsurance Program (Multi-Year) Aggregate Catastrophe Program • Same coverage as 2019 program 1-Year Term Placed 1/1/20 • Intended to reduce volatility from high- $25M xs $250M 95% Placed frequency, low severity events • Coverage 3-Year Term 3-Year Term 3-Year Term – $50 million in excess of $60 million Placed 1/1/18 Placed 1/1/19 Placed 1/1/20 5% Retention – $500k deductible per storm $100M xs $150M $100M xs $150M $100M xs $150M – Perils: All perils, excluding named storms 31.67% Placed 31.67% Placed 31.67% Placed (e.g., hurricanes) and earthquakes of $225M $225M of – Covered Line: Property, Fire and Dwelling Retention 3-Year Term 3-Year Term 3-Year Term xs Placed 1/1/18 Placed 1/1/19 Placed 1/1/20 $50M 2020 Aggregate Catastrophe $100M xs $50M $100M xs $50M $100M xs $50M Reinsurance Program 31.67% Placed 31.67% Placed 31.67% Placed Retention 100% of first $50M • Policy placed at 1/1/20 similar to prior three years • Total coverage: 95% of $225 million excess of $50 million Earnings Call Presentation – 1Q 2020 22

Non-GAAP Financial Measures

Book Value Per Share Excluding Net Unrealized Gains on Fixed Maturities is a ratio that uses a non-GAAP financial measure. It is calculated by dividing shareholders' equity after excluding the after-tax impact of net unrealized gains on fixed income securities by total Common Shares Issued and Outstanding. Book value per share is the most directly comparable GAAP financial measure. The Company uses the trend in book value per share, excluding the after-tax impact of net unrealized gains on fixed income securities in conjunction with book value per share to identify and analyze the change in net worth attributable to management efforts between periods. The Company believes the non-GAAP financial measure is useful to investors because it eliminates the effect of items that can fluctuate significantly from period to period and are generally driven by economic developments, primarily capital market conditions, the magnitude and timing of which are generally not influenced by management. The Company believes it enhances understanding and comparability of performance by highlighting underlying business activity and profitability drivers.

Book Value Per Share Excluding Net Unrealized Gains on Fixed Maturities and Goodwill is a calculation that uses a non-GAAP financial measure. It is calculated by dividing shareholders' equity after excluding the after-tax impact of net unrealized gains on fixed income securities and goodwill by total Common Shares Issued and Outstanding. Book value per share is the most directly comparable GAAP financial measure. The Company uses the trends in book value per share excluding the after-tax impact of net unrealized gains on fixed income securities and goodwill in conjunction with book value per share to identify and analyze the change in net worth excluding goodwill attributable to management efforts between periods. The Company believes the non-GAAP financial measure is useful to investors because it eliminates the effect of items that can fluctuate significantly from period to period and are generally driven by economic developments, primarily capital market conditions, the magnitude and timing of which are not influenced by management. The Company believes it enhances understanding and comparability of performance by highlighting underlying business activity and profitability drivers.

	For the Periods Ended							
	1Q'20	4Q'19	3Q'19	2Q'19	1Q'19	2018	2017	2016
Book Value Per Share	$ 57.54	$ 59.59	$ 58.43	$ 55.34	$ 51.13	$ 47.10	$ 41.11	$ 38.52
Less: Net Unrealized Gains on Fixed Maturities Per Share	(4.01)	(6.51)	(6.92)	(5.52)	(3.72)	(1.70)	(5.54)	(3.52)
Book Value Per Share Excluding Net Unrealized Gains on Fixed Maturities	$ 53.53	$ 53.08	$ 51.51	$ 49.82	$ 47.41	$ 45.40	$ 35.57	$ 35.00
Less: Goodwill	(17.04)	(16.72)	(16.71)	(16.74)	(17.12)	(17.18)	(6.28)	(6.30)
Book Value Per Share Excluding Net Unrealized Gains on Fixed Maturities and Goodwill	$ 36.49	$ 36.36	$ 34.80	$ 33.08	$ 30.29	$ 28.22	$ 29.29	$ 28.70

KEMPER

Earnings Call Presentation – 1Q 2020 | 23

Non-GAAP Financial Measures Return on Equity For the Periods Ended 1Q'20 4Q'19 3Q'19 2Q'19 1Q'19 2018 2017 2016 Rolling 12 Month Return on Average Shareholders' Equity (5 Point Avg) 11.8% 14.8% 12.1% 12.4% 10.8% 7.7% 5.9% 0.8% Less: Net Unrealized Gains on Fixed Maturities 1.2% 1.5% 1.0% 0.9% 0.6% 0.6% 0.7% 0.1% Rolling 12 Month Return on Average Shareholders' Equity Excluding Net Unrealized Gains on Fixed Maturities (5 Point Avg) 13.0% 16.3% 13.1% 13.3% 11.4% 8.3% 6.6% 0.9% Less: Goodwill 6.5% 8.4% 7.2% 6.6% 5.2% 3.1% 1.4% 0.2% Rolling 12 Month Return on Average Shareholders' Equity Excluding Net Unrealized Gains on Fixed Maturities and Goodwill (5 Point Avg) 19.5% 24.7% 20.3% 19.9% 16.6% 11.4% 8.0% 1.1% Earnings Call Presentation – 1Q 2020 24

Non-GAAP Financial Measures Reconciliation of COLI investment into Net Investment Income For the Periods Ended 4Q'19 3Q'19 2Q'19 1Q'19 Reported Net Investment Income $ 93.9 $ 91.7 $ 96.0 $ 82.7 COLI Investment Income $ 3.6 $ 3.6 $ 1.5 $ 1.3 Total Adjusted Net Investment Income $ 97.5 $ 95.3 $ 97.5 $ 84.0 Reported Pre-Tax Equivalent Book Yield 4.5% 4.4% 4.7% 4.2% COLI Pre-Tax Equivalent Book Yield 0.1% 0.1% 0.0% 0.0% Total Pre-Tax Equivalent Book Yield 4.6% 4.6% 4.7% 4.2% Reported Life and A&H Net Investment Income $ 52.0 $ 49.7 $ 53.0 $ 51.7 Life and A&H COLI Investment Income $ 2.7 $ 2.8 $ 1.6 $ 1.0 Total Adjusted Life and A&H Net Investment Income $ 54.7 $ 52.5 $ 54.6 $ 52.7 Earnings Call Presentation – 1Q 2020 25

Non-GAAP Financial Measures Adjusted Consolidated Net Operating Income (Loss) is an after-tax, non-GAAP financial measure computed by excluding from Income (Loss) from Continuing Operations the after-tax impact of 1) income (loss) from change in fair value of equity and convertible securities, 2) net realized gains on sales of investments, 3) impairment losses related to investments, 4) acquisition related transaction, integration and other costs, 5) loss from early extinguishment of debt and 6) significant non-recurring or infrequent items that may not be indicative of ongoing operations. Significant non-recurring items are excluded when (a) the nature of the charge or gain is such that it is reasonably unlikely to recur within two years and (b) there has been no similar charge or gain within the prior two years. The most directly comparable GAAP financial measure is Income (Loss) from Continuing Operations. Kemper believes that Adjusted Consolidated Net Operating Income (Loss) provides investors with a valuable measure of its ongoing performance because it reveals underlying operational performance trends that otherwise might be less apparent if the items were not excluded. Income (loss) from change in fair value of equity and convertible securities, net realized gains on sales of investments and impairment losses recognized in earnings related to investments included in the Company’s results may vary significantly between periods and are generally driven by business decisions and external economic developments such as capital market conditions that impact the values of the Company’s investments, the timing of which is unrelated to the insurance underwriting process. Loss from early extinguishment of debt is driven by the Company’s financing and refinancing decisions and capital needs, as well as external economic developments such as debt market conditions, the timing of which is unrelated to the insurance underwriting process. Acquisition related transaction, integration and other costs may vary significantly between periods and are generally driven by the timing of acquisitions and business decisions which are unrelated to the insurance underwriting process. Significant non-recurring items are excluded because, by their nature, they are not indicative of the Company’s business or economic trends. Earnings Call Presentation – 1Q 2020 26

Non-GAAP Financial Measures

Diluted Adjusted Consolidated Net Operating Income (Loss) Per Unrestricted Share is a non-GAAP financial measure computed by dividing Adjusted Consolidated Net Operating Income (Loss) attributed to unrestricted shares by the weighted-average unrestricted shares and equivalent shares outstanding. The most directly comparable GAAP financial measure is Diluted Income (Loss) from Continuing Operations Per Unrestricted Share.

Kemper believes that Diluted Adjusted Consolidated Net Operating Income (Loss) Per Unrestricted Share provides investors with a valuable measure of its ongoing performance because it reveals underlying operational performance trends that otherwise might be less apparent if the items were not excluded. Income from change in fair value of equity and convertible securities, net realized gains on sales of investments, impairment losses related to investments, and acquisition related transaction, integration and other costs included in Kemper's results may vary significantly between periods and are generally driven by business decisions and external economic developments such as capital market conditions that impact the values of the company's investments, the timing of which is unrelated to the insurance underwriting process.

	For the Three Months Ended				
Per Unrestricted Share	1Q20	4Q19	3Q19	2Q19	1Q19
Income from Continuing Operations - Diluted	$ 0.95	$ 1.85	$ 1.98	$ 1.84	$ 2.35
Net (Income) Loss From:					
Change in Fair Value of Equity & Convertible Securities	1.39	(0.45)	(0.12)	(0.30)	(0.77)
Net Realized Gains on Sales of Investments	(0.19)	(0.03)	(0.02)	(0.25)	(0.19)
Impairment Losses	0.14	0.02	0.02	0.08	0.04
Acquisition Related Transaction, Integration and Other Costs	0.14	0.07	0.06	0.01	0.07
Loss from Early Extinguishment of Debt	-	-	0.07	-	-
Adj. Consolidated Net Operating Income - Diluted	$ 2.43	$ 1.46	$ 1.92	$ 1.38	$ 1.50

KEMPER

Earnings Call Presentation – 1Q 2020 | 27

Non-GAAP Financial Measures Underlying Combined Ratio is a non-GAAP financial measure. It is computed by adding the Current Year Non-catastrophe Losses and LAE Ratio with the Insurance Expense Ratio. The most directly comparable GAAP financial measure is the Combined Ratio, which is computed by adding total incurred losses and LAE, including the impact of catastrophe losses and loss and LAE reserve development from prior years, with the Insurance Expense Ratio. Kemper believes the underlying combined ratio is useful to investors and is used by management to reveal the trends in the Company’s property and casualty insurance businesses that may be obscured by catastrophe losses and prior-year reserve development. These catastrophe losses cause loss trends to vary significantly between periods as a result of their incidence of occurrence and magnitude, and can have a significant impact on the combined ratio. Prior-year reserve developments are caused by unexpected loss development on historical reserves. Because reserve development relates to the re-estimation of losses from earlier periods, it has no bearing on the performance of our insurance products in the current period. The Company believes it is useful for investors to evaluate these components separately and in the aggregate when reviewing the Company’s underwriting performance. The underlying combined ratio should not be considered a substitute for the combined ratio and does not reflect the overall underwriting profitability of our business. Earnings Call Presentation – 1Q 2020 28

Non-GAAP Financial Measures

Underlying Combined Ratio – Continued

	For the Three Months Ended				
	1Q20	4Q19	3Q19	2Q19	1Q19
Specialty P&C Insurance					
Combined Ratio as Reported	94.6%	93.8%	91.6%	93.5%	89.3%
Current Year Catastrophe Loss and LAE Ratio	0.0%	(0.5%)	(0.3%)	(0.6%)	(0.1%)
Prior Years Non-Catastrophe Losses and LAE	(0.6%)	0.5%	0.5%	1.1%	2.5%
Prior Years Catastrophe Losses and LAE Ratio	0.0%	0.0%	0.0%	0.0%	0.0%
Underlying Combined Ratio	93.9%	93.8%	91.8%	94.0%	91.7%
Preferred P&C Insurance					
Combined Ratio as Reported	92.6%	97.5%	92.4%	103.1%	102.7%
Current Year Catastrophe Loss and LAE Ratio	(2.7%)	(6.4%)	(6.2%)	(12.0%)	(8.9%)
Prior Years Non-Catastrophe Losses and LAE	1.8%	3.8%	0.6%	2.3%	2.7%
Prior Years Catastrophe Losses and LAE Ratio	0.6%	1.7%	8.1%	0.5%	(0.5%)
Underlying Combined Ratio	92.3%	96.6%	94.9%	93.9%	96.0%
Preferred Auto					
Combined Ratio as Reported	99.5%	103.6%	101.5%	98.7%	100.8%
Current Year Catastrophe Loss and LAE Ratio	(0.2%)	(1.3%)	(1.8%)	(1.4%)	(2.2%)
Prior Years Non-Catastrophe Losses and LAE	(1.9%)	2.4%	0.4%	3.1%	1.0%
Prior Years Catastrophe Losses and LAE Ratio	0.1%	(0.2%)	0.1%	0.0%	0.1%
Underlying Combined Ratio	97.5%	104.5%	100.2%	100.4%	99.7%
Preferred Home & Other					
Combined Ratio as Reported	80.7%	87.0%	77.1%	110.5%	105.7%
Current Year Catastrophe Loss and LAE Ratio	(7.0%)	(15.3%)	(13.7%)	(29.6%)	(20.1%)
Prior Years Non-Catastrophe Losses and LAE	8.3%	6.3%	0.8%	0.8%	5.6%
Prior Years Catastrophe Losses and LAE Ratio	1.5%	4.9%	21.5%	1.3%	(1.6%)
Underlying Combined Ratio	83.5%	82.9%	85.7%	83.0%	89.6%

KEMPER
Earnings Call Presentation – 1Q 2020 | 29

Non-GAAP Financial Measures As Adjusted for Acquisition amounts are non-GAAP financial measures. For the three months ended September 30, 2019, as adjusted amounts are computed by subtracting the impact of purchase accounting adjustments from the comparable consolidated GAAP financial measure reported by Kemper. For the three months ended September 30, 2018, as adjusted amounts are computed by adding the historical results of Infinity reported on a GAAP basis to the comparable consolidated GAAP financial measure reported by Kemper. The Company believes computing and presenting results on an adjusted basis are useful to investors and are used by management to provide meaningful and comparable year-over-year comparisons. Three Months Ended 31-Mar-20 31-Mar-19 Net Income Kemper - GAAP As Reported $ 64.0 $ 155.3 Less: Impact of Purchase Accounting (4.4) 2.1 As Adjusted 1 $ 68.4 $ 153.2 As Adjusted 1 - Per Diluted Share $ 1.02 $ 2.32 Adjusted Consolidated Net Operating Income (Loss)1 Kemper $ 162.9 $ 98.9 Less: Impact of Purchase Accounting (4.4) 2.1 As Adjusted 1 $ 167.3 $ 96.8 As Adjusted 1 - Per Diluted Share $ 2.50 $ 1.46 Earnings Call Presentation – 1Q 2020 30

Non-GAAP Financial Measures

As Adjusted for Acquisition – Continued

Specialty P&C Insurance Segment

	Three Months Ended				
	31-Mar-20	31-Dec-19	30-Sep-19	30-Jun-19	31-Mar-19
Earned Premiums					
Kemper Specialty P&C - GAAP As Reported	$ 822.5	$ 799.7	$ 783.4	$ 766.0	$ 729.3
Current Year Non-CAT Losses and LAE					
Kemper Specialty P&C - GAAP As Reported	$ 619.8	$ 599.5	$ 579.4	$ 579.2	$ 544.3
Less: Impact of Purchase Accounting					
Amortization of Fair Value Adjustment to Infinity's Unpaid Loss and LAE	0.7	0.8	0.8	1.2	1.5
As Adjusted [1]	$ 619.1	$ 598.7	$ 578.6	$ 578.0	$ 542.8
Insurance Expenses					
Kemper Specialty P&C - GAAP As Reported	$ 152.1	$ 150.7	$ 139.2	$ 140.9	$ 124.8
Less: Impact of Purchase Accounting	5.2	5.2	7.3	4.4	(3.9)
As Adjusted [1]	$ 146.9	$ 145.5	$ 131.9	$ 136.5	$ 128.7
As Adjusted [1] Underlying Combined Ratio					
As Adjusted [1] Underlying Loss & LAE Ratio	75.3%	74.9%	73.9%	75.5%	74.4%
As Adjusted [1] Expense Ratio	17.9%	18.2%	16.8%	17.8%	17.6%
As Adjusted [1] Underlying Combined Ratio	93.1%	93.1%	90.7%	93.3%	92.1%

[1] As Adjusted is a non-GAAP measure, which is comprised by excluding impact of purchase accounting in 2018 and including historical results of Kemper and Infinity in periods prior to acquisition date of July 2, 2018.

KEMPER

Earnings Call Presentation – 1Q 2020 | 31

Non-GAAP Financial Measures As Adjusted for Acquisition – Continued Specialty Personal Automobile Insurance Three Months Ended 31-Mar-20 31-Dec-19 30-Sep-19 30-Jun-19 31-Mar-19 Earned Premiums Kemper Specialty Auto - GAAP As Reported $ 753.2 $ 733.1 $ 719.2 $ 703.7 $ 669.6 Current Year Non-CAT Losses and LAE Kemper Specialty Auto - GAAP As Reported $ 576.0 $ 557.5 $ 538.2 $ 537.0 $ 498.8 Less: Impact of Purchase Accounting Amortization of Fair Value Adjustment to Infinity's Unpaid Loss and LAE 0.6 0.6 0.6 0.9 1.3 As Adjusted 1 $ 575.4 $ 556.9 $ 537.6 $ 536.1 $ 497.5 Insurance Expenses Kemper Specialty Auto - GAAP As Reported $ 139.2 $ 138.1 $ 128.4 $ 128.9 $ 114.7 Less: Impact of Purchase Accounting 4.5 4.5 6.4 3.9 (2.5) As Adjusted 1 $ 134.7 $ 133.6 $ 122.0 $ 125.0 $ 117.2 As Adjusted 1 Underlying Combined Ratio As Adjusted 1 Underlying Loss & LAE Ratio 76.4% 76.0% 74.7% 76.2% 74.3% As Adjusted 1 Expense Ratio 17.9% 18.2% 17.0% 17.8% 17.5% As Adjusted 1 Underlying Combined Ratio 94.3% 94.2% 91.7% 93.9% 91.8% ¹ As Adjusted is a non-GAAP measure, which is comprised by excluding impact of purchase accounting in 2018 and including historical results of Kemper and Infinity in periods prior to acquisition date of July 2, 2018. Earnings Call Presentation – 1Q 2020 32